Sculptor Reports Third Quarter 2022 Financial Results November 8, 2022

|2 New York - November 8, 2022 - Sculptor Capital Management, Inc. (NYSE: SCU) today reported its unaudited results for the third quarter ended September 30, 2022. Dividend Sculptor has declared a cash dividend of $0.01 per Class A share to holders of record as of November 21, 2022, payable on November 28, 2022. Conference Call Sculptor will host a conference call at 10:00 a.m. ET today, November 8, 2022. The call can be accessed by dialing +877-407-0312 (in the U.S.) or +201-389-0899 (international) or via the webcast on our website. About Sculptor Capital Management Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including credit, real estate, and multi-strategy. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage and structured credit. As of November 1, 2022, Sculptor Capital had approximately $35.7 billion in assets under management. For more information, please visit the Company's website (www.sculptor.com). 2 Jimmy Levin Chief Investment Officer & Chief Executive Officer "During the quarter, we were pleased with our funds’ ability to generate significant relative outperformance versus relevant market indices and benchmarks across the platform, protecting our clients’ capital through the continued market volatility. We continue to believe this market environment is ripe with attractive investment opportunities that we can capitalize on given our opportunistic investment approach and flexible capital base, generating attractive returns for both clients and shareholders.” Sculptor Reports Third Quarter 2022 Financial Results

|3 This press release and earnings presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "comfortable," "assume," "remain," "maintain," "sustain," "achieve," "see," "think," "position" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon historical information and on the Company's current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties including but not limited to the following: global economic, business, market and geopolitical conditions; the United Kingdom’s withdrawal from the European Union; poor investment performance of, or lack of capital flows into, the funds the Company manages; the Company’s investors’ right to redeem their investments from the Company’s funds on a regular basis; the highly variable nature of the Company’s revenues, results of operations and cash flows; difficult market conditions that could adversely affect the Company’s funds; counterparty default risks; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims or negative publicity arising therefrom or from matters involving the Company’s founding CEO; conditions impacting the alternative asset management industry; the Company's ability to retain existing investor capital; the Company's ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company's ability to retain its active executive managing directors, managing directors and other investment professionals; the Company's successful formulation and execution of its business and growth strategies; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; and assumptions relating to the Company's operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2021, dated February 25, 2022, and quarterly reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, dated May 6, 2022 and August 5, 2022, respectively, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise except as may be required by law. This press release does not constitute an offer of any Sculptor Capital fund. The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.sculptor.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendment to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, including AUM by investments strategy, and such information may be deemed material. Accordingly, investors should monitor the Company's website, in addition to its press releases, SEC filings and public conference calls and webcast. Forward Looking Statements Shareholder Services Contact Ellen Conti Head of Corporate Strategy +1-212-719-7381 investorrelations@sculptor.com JIMMY LEVIN CHIEF INVESTMENT OFFICER & CHIEF EXECUTIVE OFFICER

Third Quarter 2022 Financial Results

Third Quarter 2022 Financial Highlights

- **GAAP Net Loss Attributable to Class A Shareholders** of $22.5 million, or $0.91 per basic and diluted Class A Share
- **Distributable Earnings** were $618 thousand, or $0.01 per Fully Diluted Share

(dollars in millions, except per share amounts)	3Q '22	2Q '22	3Q '21	YTD '22	YTD '21
GAAP Results					
Net Loss Attributable to Sculptor Capital Management	$ (22.7)	$ (8.8)	$ (4.3)	$ (17.6)	$ (2.8)
Net Loss Attributable to Class A Shareholders	(22.5)	(8.1)	(4.3)	(13.7)	(2.8)
Loss per Class A Share - basic	(0.91)	(0.32)	(0.17)	(0.53)	(0.11)
Loss per Class A Share - diluted	$ (0.91)	$ (0.89)	$ (0.17)	$ (1.79)	$ (0.50)
Non-GAAP Financial Measures					
Distributable Earnings	$ 0.6	$ 32.1	$ 35.3	$ 61.9	$ 139.1
Distributable Earnings Per Fully Diluted Share	0.01	0.55	0.58	1.05	2.32
Adjusted Net Assets	305.9	304.2	392.6	305.9	392.6
Accrued but Unrecognized Incentive Income ("ABURI")	194.3	188.5	252.6	194.3	252.6
Capital Metrics					
Assets Under Management	$ 36,112	$ 36,860	$ 37,458	$ 36,112	$ 37,458

Please see page 3 of this press release for disclosures on forward-looking statements contained within.
This page contains non-GAAP measures, including Distributable Earnings, Adjusted Net Assets, and Accrued but Unrecognized Incentive Income. Please reference pages 24-30 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

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|6 ▪ Gross fund performance for the quarter and year-to-date ("YTD")1: – Sculptor Credit Opportunities Master Fund was down 0.9% in 3Q and down 3.3% YTD and our Customized Credit Focused Platform was up 0.6% in 3Q and down 4.0% YTD, both generating significant relative outperformance vs. the BAML Global High Yield for 3Q and YTD (down 2.6% in 3Q and down 18.9% YTD) – Sculptor Master Fund was down 0.8% in 3Q, delivering exceptional relative outperformance for the quarter and protecting clients’ capital vs. the MSCI World which was down 4.3%. This brings YTD performance to down 13.3% YTD vs. the MSCI World which was down 21.6% YTD ▪ AUM was $36.1 billion, down $1.3 billion year-over-year ▪ Fee-paying AUM ("FP AUM") was $29.4 billion or 81% of total AUM ▪ Longer-term AUM was $25.9 billion or 72% of total AUM ▪ Gross inflows were $25 million into multi-strategy funds and $130 million across our platform, bringing YTD gross inflows to $802 million into multi-strategy funds and $2.2 billion across our platform2 Fund Performance & Assets Under Management Financial Results Corporate Actions Recent Developments ▪ GAAP Net Loss Attributable to Class A Shareholders was $22.5 million ($0.91 per basic and diluted Class A Share) ▪ Distributable Earnings were $618 thousand ($0.01 per Fully Diluted Share) ▪ Adjusted Net Assets were $305.9 million ▪ Accrued But Unrecognized Incentive Income (“ABURI”) was $194.3 million ▪ Cash dividend of $0.01 was declared to Class A Shareholders, payable in 4Q 2022 ▪ Share repurchase of 936,016 shares for $8.7 million, bringing life-to-date share repurchases to 2,577,605 shares for $28.2 million ▪ Held second closing in Sculptor Tactical Credit Fund ("STAX") on July 1 with $250 million, bringing total committed capital to $370 million Please see page 3 of this press release for disclosures on forward-looking statements contained within. This page contains non-GAAP measures. Please reference pages 24-30 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP. 1 Please see page 7 of this press release for comprehensive fund performance disclosures, including net returns. 2 Gross inflows across the platform excludes transfers from other Sculptor funds. Please see pages 8 and 15 for more detailed disclosures and net flows. Third Quarter 2022 Highlights

Fund Performance

- **Overall our funds generated significant relative outperformance during a volatile quarter.** Our current portfolio positioning allowed us to capitalize on the current market backdrop with an ever expanding universe of attractive opportunities
- **Opportunistic credit** funds generated significant outperformance vs. every part of the credit universe during the quarter and extended their exceptional YTD relative returns and outstanding long-term track records
- **Real Estate** funds continued to perform and showed the benefits and non-correlation of non-traditional asset classes
- **Multi-Strategy** delivered exceptional relative performance during the quarter, protecting capital vs. the market. The strategy has significantly exceeded expectations over the long term with a 15.5% gross return since inception with less than half the volatility of equity markets, achieving a Sharpe Ratio[d] of 1.3

(as of September 30, 2022)	3Q 2022	YTD 2022	FY 2021	5 Year	Since Sculptor Fund Inception
Sculptor Credit Opportunities Master Fund Gross (inception November 1, 2011)[a][b]	(0.9)%	(3.3)%	22.2 %	7.2 %	12.8 %
Sculptor Credit Opportunities Master Fund Net	(1.1)%	(3.9)%	17.0 %	4.4 %	9.0 %
BAML Global High Yield[c]	(2.6)%	(18.9)%	1.4 %	(0.3)%	3.8 %
HFRX Fixed Income Credit Index[c]	(1.1)%	(13.8)%	1.4 %	0.3 %	1.5 %
Customized Credit Focused Platform Gross (inception April 6, 2010)[a][f]	0.6 %	(4.0)%	21.8 %	9.5 %	14.6 %
Customized Credit Focused Platform Net	0.4 %	(3.6)%	17.2 %	7.4 %	11.4 %
BAML Global High Yield[c]	(2.6)%	(18.9)%	1.4 %	(0.3)%	4.3 %
HFRX Fixed Income Credit Index[c]	(1.1)%	(13.8)%	1.4 %	0.3 %	1.5 %
Multi-Strategy Composite Gross (inception April 1, 1994)[a][d]	(0.8)%	(13.3)%	7.8 %	7.8 %	15.5 %
Multi-Strategy Composite Net	(1.2)%	(14.2)%	5.0 %	4.4 %	10.6 %
HFRI Fund Weighted Composite Index[e]	(1.1)%	(6.7)%	10.2 %	4.4 %	7.4 %
MSCI World[e]	(4.3)%	(21.6)%	24.7 %	7.0 %	7.5 %
Balanced US 60/40 Index[e]	(5.0)%	(22.2)%	10.6 %	2.6 %	4.6 %

Life-to-Date Performance

(as of September 30, 2022)	Real Estate Fund I	Real Estate Fund II	Real Estate Fund III	Real Estate Credit Fund I
Gross[f]	25.5 %	32.9 %	30.3 %	18.4 %
Net[g]	16.1 %	21.8 %	20.9 %	15.6 %

Please see pages 31 through 33 of this press release for important information related to the footnotes referenced in this section.

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|8 11.5 9.7 9.4 11.2 9.5 9.2 0.7 0.5 0.4 6.5 6.0 6.0 6.0 5.5 5.3 4.7 4.6 4.7 15.1 16.5 16.2 11.1 11.2 11.0 15.1 15.6 16.2 4.3 4.6 4.5 3.9 3.9 3.8 4.4 4.4 4.5 Multi-strategy Opportunistic Credit ICS Real Estate 3Q 2021 2Q 2022 3Q 2022 3Q 2021 2Q 2022 3Q 2022 3Q 2021 2Q 2022 3Q 2022 AUM FP AUM Longer-Term AUM $ in billions 37.4 36.8 36.1 6.5 6.0 6.0 15.1 16.5 16.2 4.3 4.6 4.5 11.5 9.7 9.4 3Q 2021 2Q 2022 3Q 2022 % Total AUM 26% 13% 45% 17% 32.2 30.1 29.4 6.0 5.5 5.3 11.1 11.2 11.0 3.9 3.9 3.8 11.2 9.5 9.2 3Q 2021 2Q 2022 3Q 2022 24.9 26.1 25.9 4.7 4.6 4.7 15.1 16.4 16.2 4.4 4.6 4.5 3Q 2021 2Q 2022 3Q 2022 0.7 86% 82% 81% 66% 71% 72%% AUM Opportunistic Credit ICS Real Estate Multi-Strategy ▪ AUM decreased $747 million during 3Q to $36.1 billion, from a combination of FX impact on our European CLOs, negative fund performance in multi- strategy and opportunistic credit, net outflows in multi-strategy, and distributions in our real estate funds – Opportunistic Credit AUM remained relatively flat from the prior quarter – Institutional Credit Strategies ("ICS") AUM decreased primarily due to the FX impact on our European CLOs – Real estate AUM decreased during the quarter driven by distributions, primarily from Real Estate Credit Fund I – Multi-strategy funds had gross inflows of $25 million and gross outflows of $230 million during 3Q, bringing our YTD gross inflows to $802 million and gross outflows to $756 million ▪ FP AUM decreased $797 million during 3Q to $29.4 billion or 81% of total AUM ▪ Longer-term AUM decreased $242 million during 3Q to $25.9 billion or 72% of total AUM Assets Under Management 0.5 0.5 Refer to the Assets Under Management Roll Forwards on page 15 for additional information. This page contains non-GAAP measures. Please reference pages 24-30 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

Financial Results - Third Quarter 2022 GAAP

- **Net Loss Attributable to Class A Shareholders** was $22.5 million for 3Q 2022, or $0.91 per basic and per diluted Class A Share
- **Net Loss Attributable to Class A Shareholders** was $13.7 million for YTD 2022, or $0.53 per basic and $1.79 per diluted Class A Share

(dollars in millions, except per share amounts)	3Q '22	2Q '22	3Q '21	YTD '22	YTD '21
Revenues	$ 78.8	$ 119.2	$ 105.6	$ 295.4	$ 366.9
Management fees	66.2	71.8	76.8	211.4	227.4
Incentive income	7.6	44.6	27.0	73.9	134.4
Other revenues	3.6	2.5	1.8	8.5	5.1
Income of consolidated entities	1.4	0.3	—	1.6	—
Expenses	$ 100.3	$ 111.2	$ 96.0	$ 320.2	$ 306.1
Compensation and benefits	67.1	79.7	53.1	224.7	201.8
Interest expense	3.9	3.4	3.2	10.6	12.2
General, administrative and other	28.3	26.4	39.7	82.0	92.1
Expenses of consolidated entities	1.0	1.7	—	2.9	—
Other Loss	$ (8.9)	$ (18.4)	$ (7.7)	$ (4.1)	$ (64.4)
Income taxes	0.2	(7.9)	8.6	(0.7)	20.0
Consolidated Net Loss	$ (30.6)	$ (2.5)	$ (6.7)	$ (28.2)	$ (23.6)
Less: Net loss (income) attributable to noncontrolling interests	9.4	(5.6)	2.4	15.8	20.8
Less: Net income attributable to redeemable noncontrolling interests	(1.5)	(0.7)	—	(5.2)	—
Net Loss Attributable to Sculptor Capital Management, Inc.	$ (22.7)	$ (8.8)	$ (4.3)	$ (17.6)	$ (2.8)
Change in redemption value of redeemable noncontrolling interests	0.2	0.7	—	3.9	—
Net Loss Attributable to Class A Shareholders	$ (22.5)	$ (8.1)	$ (4.3)	$ (13.7)	$ (2.8)
Loss per Class A Share - basic	$ (0.91)	$ (0.32)	$ (0.17)	$ (0.53)	$ (0.11)
Loss per Class A Share - diluted	$ (0.91)	$ (0.89)	$ (0.17)	$ (1.79)	$ (0.50)

- **Revenues** were down 25% from 3Q '21, primarily driven by:
  - Lower management fees from lower multi-strategy AUM due to fund performance and $2.3 million one-time recoupment of deferred fees in ICS in 3Q '21
  - Lower incentive income from YTD fund performance
- **Expenses** were up 4% from 3Q '21, primarily from higher compensation and benefits, partially offset by lower general, administrative and other expenses
  - Compensation and benefits expense increased primarily from higher equity-based compensation from amortization of new grants and higher carried interest profit-sharing linked to incentive income in our real estate funds
- Other loss increased 16% from 3Q '21, primarily from net losses on investments, offset by smaller loss from the change in fair value of warrants
- Income tax expense was lower year-over-year driven by decreased profitability
- Net loss attributable to noncontrolling interests increased due to higher losses allocated to Group A Units

For details on the additional underlying drivers of our revenue and expenses, see the Economic Income analysis on page 10.

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Financial Results - Third Quarter 2022 Economic Income

- **Economic Income** was $5.7 million for 3Q and $67.5 million YTD 2022
- **Distributable Earnings** were $618 thousand for 3Q, or $0.01 per Fully Diluted Share, and $61.9 million YTD 2022, or $1.05 per Fully Diluted Share

(dollars in millions)	3Q '22	2Q '22	3Q '21	YTD '22	YTD '21
Revenues	$ 71.5	$ 112.5	$ 100.5	$ 274.7	$ 351.2
Management fees	61.2	66.3	71.7	195.3	211.7
Incentive income	7.6	44.6	27.0	73.8	134.3
Other revenues	2.7	1.6	1.8	5.6	5.2
Expenses	$ 65.8	$ 79.8	$ 56.5	$ 207.2	$ 191.1
Total compensation and benefits	40.9	58.0	34.4	138.1	122.7
Salaries and benefits	18.1	18.0	16.8	53.9	50.9
Bonus	22.8	40.0	17.6	84.2	71.8
General, administrative and other	21.2	18.7	19.0	59.2	57.1
Interest expense	3.7	3.1	3.1	9.9	11.3

(dollars in millions)	3Q '22	2Q '22	3Q '21	YTD '22	YTD '21
Distributable Earnings	$ 0.6	$ 32.1	$ 35.3	$ 61.9	$ 139.1
Distributable Earnings per Fully Diluted Share	$ 0.01	$ 0.55	$ 0.58	$ 1.05	$ 2.32

- **Management fees** were down 8% from 2Q, driven by lower multi-strategy AUM
  - Primarily earn management fees quarterly in advance; 3Q multi-strategy fees impacted by 2Q fund performance
  - Management fees were down 15% from 3Q '21 from lower multi-strategy AUM due to fund performance and $2.3 million one-time recoupment of deferred fees in ICS in 3Q '21
- **Incentive income** was $7.6 million, driven primarily by realizations in real estate
- **Expenses** were down 18% from 2Q
  - Bonus down from 2Q and up from 3Q '21 largely from timing of carried interest profit-sharing linked to incentive income in our real estate funds
  - Minimum discretionary bonus was $17.3 million, relatively flat to 2Q
  - General, administrative, and other was higher than 2Q and 3Q '21 primarily from increased legal and recruiting expenses
  - Interest expense was higher than 2Q and 3Q '21 due to higher rates

This page contains non-GAAP measures. Please reference pages 24-30 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

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|11 (dollars in millions) 3Q '22 2Q '22 3Q '21 YE ‘21 Summary Assets Cash, cash equivalents and U.S. government obligations, at fair value $ 249.6 $ 207.4 $ 384.6 $ 376.2 Investments in funds, excluding employee-related investments 157.2 193.8 86.0 83.4 Investments in CLOs, net of financing (5.9) (2.0) 17.0 16.8 Summary Liabilities 2020 Term Loan1 (95.0) (95.0) (95.0) (95.0) Adjusted Net Assets $ 305.9 $ 304.2 $ 392.6 $ 381.4 1 Represents principal outstanding This page contains non-GAAP measures. Please reference pages 24-30 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP. ▪ Adjusted Net Assets (“ANA”) is a measure of the Company’s net debt position to evaluate the liquidity and balance sheet health of the business ▪ We remain well positioned with a strong ANA position, increasing the resilience of our platform and allowing us to take advantage of market opportunities while returning capital to shareholders ▪ ANA was relatively flat during 3Q – Cash balance increased from our cash management activities during the quarter, where we reallocated the balance sheet, which was partially offset by the additional repurchase of 936 thousand shares for $8.7 million – For our CLOs, the decline in fair value was greater than the decline in financing costs, resulting in a net decrease in fair value. The underlying collateral for these assets continues to perform, but are impacted by shorter-term mark-to-market volatility Financial Results - Adjusted Net Assets

Financial Results - Accrued but Unrecognized Incentive Income

- Accrued but unrecognized incentive income ("ABURI") is the amount of incentive income accrued at the fund level on longer-term AUM that has not yet been recognized in our revenues
  - Incentive income, if any, on our longer-term AUM is based on the cumulative investment performance generated over the respective commitment period
  - ABURI from our real estate funds is structured as carried interest and generally has compensation expense that will reduce the amount realized on a net basis and will be recognized when the related incentive income is recognized
- During 3Q, ABURI increased by $5.8 million due to real estate fund performance, partially offset by the crystallization of $6.3 million of ABURI into incentive income

(dollars in millions)	Opportunistic Credit Funds	Real Estate Funds	Multi-Strategy Funds	Total
Quarter-to-Date				
2Q '22	$ 56.7	$ 131.1	$ 0.7	$ 188.5
Recognized Incentive Income	(0.1)	(6.0)	(0.2)	(6.3)
Performance	(0.7)	12.9	(0.1)	12.1
3Q '22	$ 55.9	$ 138.0	$ 0.4	$ 194.3
Year-to-Date				
4Q '21	$ 98.8	$ 122.9	$ 5.2	$ 226.9
Recognized Incentive Income	(10.6)	(52.8)	(0.6)	(64.0)
Performance	(32.3)	67.9	(4.2)	31.4
3Q '22	$ 55.9	$ 138.0	$ 0.4	$ 194.3

This page contains non-GAAP measures. Please reference pages 24-30 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

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|13 ▪ Declared cash dividend of $0.01 for 3Q ▪ Payable on November 28, 2022 to holders of record as of November 21, 2022 ▪ We will true up our dividend in 4Q to bring full year dividend amount to 20-30% of Distributable Earnings, in line with stated annual policy Please see page 3 of this press release for disclosures on forward-looking statements contained within. This page contains non-GAAP measures. Please reference pages 24-30 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP. Dividend Distribution Holiday Shares Outstanding Share Repurchase Program ▪ We have generated a total of $530.9 million of Distribution Holiday Economic Income, compared to the target of $600.0 million ▪ During the Distribution Holiday we only pay dividends to Class A Shareholders ▪ 57,450,409 weighted-average fully diluted shares outstanding as of 3Q ▪ 23,922,929 Class A Shares outstanding as of November 3, 2022 ▪ $100 million share repurchase authorization approved by our Board of Directors in February 2022 ▪ Repurchased 936,016 shares in 3Q at an average price of $9.34, equaling an additional $8.7 million Shares Total Cost Average Price/ Share Since Inception 2,577,605 $ 28,232,418 $ 10.95 QTD 936,016 $ 8,740,409 $ 9.34 Corporate Actions

Supplemental Details

Assets Under Management Roll Forwards

AUM

(dollars in millions)		Opportunistic Credit Funds		Institutional Credit Strategies		Real Estate Funds		Multi-Strategy Funds		Total
Quarter-to-Date										
June 30, 2022	$	6,026	$	16,460	$	4,624	$	9,750	$	36,860
Inflows / (Outflows)[h]		4		72		19		(229)		(134)
Distributions / Other Reductions		(11)		(62)		(103)		—		(176)
Appreciation / (Depreciation)[i]		(30)		1		2		(163)		(190)
Other[j]		—		(236)		(12)		—		(248)
September 30, 2022	**$**	**5,989**	**$**	**16,235**	**$**	**4,530**	**$**	**9,358**	**$**	**36,112**
Year-to-Date										
December 31, 2021	$	6,350	$	16,052	$	4,545	$	11,113	$	38,060
Inflows / (Outflows)[h]		(19)		992		233		(56)		1,150
Distributions / Other Reductions		(114)		(215)		(222)		—		(551)
Appreciation / (Depreciation)[i]		(228)		(2)		2		(1,699)		(1,927)
Other[j]		—		(592)		(28)		—		(620)
September 30, 2022	**$**	**5,989**	**$**	**16,235**	**$**	**4,530**	**$**	**9,358**	**$**	**36,112**

FP AUM

(dollars in millions)		Opportunistic Credit Funds		Institutional Credit Strategies		Real Estate Funds		Multi-Strategy Funds		Total
Quarterly										
June 30, 2022	$	5,500	$	11,236	$	3,894	$	9,541	$	30,171
Inflows / (Outflows)[h]		(100)		71		11		(193)		(211)
Distributions / Other Reductions		—		(29)		(91)		—		(120)
Appreciation / (Depreciation)[i]		(30)		1		—		(161)		(190)
Other[j]		(30)		(239)		(5)		(2)		(276)
September 30, 2022	**$**	**5,340**	**$**	**11,040**	**$**	**3,809**	**$**	**9,185**	**$**	**29,374**
Year-to-Date										
December 31, 2021	$	5,743	$	11,143	$	3,875	$	10,878	$	31,639
Inflows / (Outflows)[h]		(126)		529		173		(35)		541
Distributions / Other Reductions		(101)		(97)		(178)		—		(376)
Appreciation / (Depreciation)[i]		(225)		(1)		—		(1,661)		(1,887)
Other[j]		49		(534)		(61)		3		(543)
September 30, 2022	**$**	**5,340**	**$**	**11,040**	**$**	**3,809**	**$**	**9,185**	**$**	**29,374**

Please see pages 31 through 33 of this press release for important information related to the footnotes referenced in this section.

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Fund Information

(dollars in thousands)	Assets Under Management as of September 30, 2022	Assets Under Management as of September 30, 2021	Returns[a] for the Nine Months Ended September 30, 2022 Gross	2022 Net	2021 Gross	2021 Net	Annualized Returns Since Inception Through September 30, 2022 Gross	Net
Credit	**$ 22,224,535**	**$ 21,669,866**						
Opportunistic credit funds:	5,988,951	6,532,891						
Sculptor Credit Opportunities Master Fund[d]	1,742,713	2,321,291	-3.3%	-3.9%	18.3 %	14.4 %	12.8%	9.0%
Customized Credit Focused Platform	3,817,442	3,878,535	See page 17 for information on our Customized Credit Focused Platform.					
Closed-end opportunistic credit funds	428,796	333,065	See page 17 for information on our closed-end opportunistic credit funds.					
Institutional Credit Strategies	**$ 16,235,584**	**$ 15,136,975**	See page 18 for information on our Institutional Credit Strategies.					
Real estate funds	**$ 4,529,680**	**$ 4,332,050**	See page 19 for information on our real estate funds.					
Multi-Strategy Funds	**$ 9,358,281**	**$ 11,456,542**						
Sculptor Master Fund[(1)(b)]	9,346,943	10,476,043	-13.3%	-14.2%	10.5 %	7.4 %	15.5%	10.6%
Other funds	11,338	980,499	n/m	n/m	n/m	n/m	n/m	n/m
Total	**$ 36,112,496**	**$ 37,458,458**						

n/m - not meaningful

Please see pages 31 through 33 of this press release for important information related to the footnotes referenced in this section.

(1) In the third quarter of 2022, we consolidated Sculptor Enhanced Master Fund into the Sculptor Master Fund, as a result we show the related historical AUM in Other funds and prospectively will include the AUM and returns associated with the Sculptor Enhanced Master Fund in the Sculptor Master Fund.

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Customized Credit Focused Platform and Closed-end Opportunistic Fund Information

	Weighted-Average Returns for the Nine Months Ended September 30,				Inception to Date as of September 30, 2022		
	2022		2021		IRR		
	Gross	Net	Gross	Net	Gross	Net	Net Invested Capital Multiple
Customized Credit Focused Platform[t]							
Opportunistic Credit Performance	-4.0%	-3.6%	17.8%	14.1%	14.5%	10.9%	2.5x

	Assets Under Management as of September 30,		Inception to Date as of September 30, 2022				
					IRR		
(dollars in thousands)	2022	2021	Total Commitments	Total Invested Capital[k]	Gross[l]	Net[g]	Gross MOIC[m]
Closed-end Opportunistic Credit Funds (Investment Period)	$ 428,796	$ 333,065	$ 2,608,144	$ 1,898,913			
Sculptor Tactical Credit Fund (2022 - 2025)[s]	221,604	—	369,469	129,754	n/m	n/m	n/m
Sculptor European Credit Opportunities Fund (2012-2015)[n]	—	—	459,600	305,487	15.7 %	11.8 %	1.5x
Sculptor Structured Products Domestic Fund II (2011-2014)[n]	—	8,534	326,850	326,850	19.2 %	15.1 %	2.1x
Sculptor Structured Products Offshore Fund II (2011-2014)[n]	—	8,125	304,531	304,531	16.5 %	12.9 %	1.9x
Sculptor Structured Products Offshore Fund I (2010-2013)[n]	—	3,373	155,098	155,098	23.7 %	18.9 %	2.1x
Sculptor Structured Products Domestic Fund I (2010-2013)[n]	3,645	4,184	99,986	99,986	22.6 %	18.0 %	2.0x
OZ Global Credit Master Fund I (2008-2009)[n]	—	—	214,141	214,141	5.5 %	4.2 %	1.1x
Other funds	203,547	308,849	678,469	363,066	n/m	n/m	n/m

n/m - not meaningful

Please see pages 31 through 33 of this press release for important information related to the footnotes referenced in this section.

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|18 Most Recent Launch or Refinancing Year Assets Under Management as of September 30, (dollars in thousands) Deal Size 2022 2021 Collateralized Loan Obligations $ 18,521,950 $ 14,224,363 $ 13,905,429 2017 $ 1,658,282 $ 1,024,168 $ 1,021,740 2018 5,315,728 3,944,934 4,588,354 2019 653,250 — — 2020 1,868,287 1,653,498 1,703,807 2021 8,174,069 6,844,575 6,575,465 2022 852,334 757,188 16,063 Aircraft Securitization Vehicles $ 3,118,261 $ 1,479,702 $ 942,460 2018 696,000 432,723 447,999 2019 1,128,000 295,813 323,089 2020 472,732 171,383 171,372 2021 821,529 579,783 — Collateralized Bond Obligations 2021 367,050 286,141 273,987 Other Funds n/a 245,378 15,100 Total Institutional Credit Strategies $ 22,007,261 $ 16,235,584 $ 15,136,976 Please see pages 31 through 33 of this press release for important information related to the footnotes referenced in this section. Institutional Credit Strategies Fund Information

Real Estate Fund Information

(dollars in thousands)	Assets Under Management as of September 30, 2022	2021	Inception to Date as of September 30, 2022 Total Commitments	Total Investments Invested Capital[p]	Total Value[q]	Gross IRR[f]	Net IRR[g]	Gross MOIC[r]
Real Estate Funds (Investment Period)	$ 4,529,680	$ 4,332,050	$ 7,597,100	$ 5,319,936	$ 8,520,302			
Sculptor Real Estate Fund I (2005-2010)[n]	—	—	408,081	386,298	847,612	25.5 %	16.1 %	2.2x
Sculptor Real Estate Fund II (2011-2014)[n]	20,413	26,148	839,508	762,588	1,615,223	32.9 %	21.8 %	2.1x
Sculptor Real Estate Fund III (2014-2019)[n]	253,224	332,515	1,500,000	1,112,924	2,176,931	30.3 %	20.9 %	2.0x
Sculptor Real Estate Fund IV (2019-2023)[s]	2,593,846	2,593,280	2,596,024	1,093,801	1,353,346	n/m	n/m	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[n]	283,070	354,588	736,225	677,221	874,889	18.4 %	15.6 %	1.3x
Sculptor Real Estate Credit Fund II (2022-2025)[s]	143,211	—	171,535	n/m	36,888	n/m	n/m	n/m
Other funds	1,235,916	1,025,519	1,345,727	1,287,104	1,615,413	n/m	n/m	n/m

(dollars in thousands)	Inception to Date as of September 30, 2022 Realized/Partially Realized Investments[q] Invested Capital	Total Value	Gross IRR[f]	Gross MOIC[r]	Unrealized Investments as of September 30, 2022 Invested Capital	Total Value	Gross MOIC[r]
Real Estate Funds (Investment Period)	$ 2,988,916	$ 5,699,778			$ 2,365,283	$ 2,820,524	
Sculptor Real Estate Fund I (2005-2010)[n]	386,298	847,612	25.5 %	2.2x	—	—	—
Sculptor Real Estate Fund II (2011-2014)[n]	762,588	1,615,223	32.9 %	2.1x	—	—	—
Sculptor Real Estate Fund III (2014-2019)[n]	920,933	1,873,864	34.2 %	2.0x	191,991	303,067	1.6x
Sculptor Real Estate Fund IV (2019-2023)[n]	293,006	440,482	n/m	n/m	800,795	912,864	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[n]	429,300	569,242	19.8 %	1.3x	247,921	305,647	1.2x
Sculptor Real Estate Credit Fund II (2022-2025)[s]	n/m	n/m	n/m	n/m	34,263	36,888	n/m
Other funds	196,791	353,355	n/m	n/m	1,090,313	1,262,058	n/m

n/m - not meaningful
Please see pages 31 through 33 of this press release for important information related to the footnotes referenced in this section.

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Appendix

|21 (dollars in thousands) September 30, 2022 December 31, 2021 Cash and cash equivalents $ 170,304 $ 170,781 Restricted cash 7,144 7,289 Investments (includes assets measured at fair value of $268,497 and $424,910, including assets sold under agreements to repurchase of $140,461 and $157,721 as of September 30, 2022 and December 31, 2021, respectively) 361,905 583,622 Income and fees receivable 26,037 193,636 Due from related parties 27,944 28,037 Deferred income tax assets 247,824 241,759 Operating lease assets 78,650 85,735 Other assets, net 101,643 77,091 Assets of consolidated entities: Cash and cash equivalents 83 — Restricted cash and cash equivalents 9,882 234,601 Investments of consolidated entities 543,843 — Other assets of consolidated entities 11,813 5,304 Total Assets 1,587,072 1,627,855 Compensation payable 73,269 246,261 Unearned income and fees 66,188 62,800 Tax receivable agreement liability 178,773 195,752 Operating lease liabilities 95,174 104,753 Debt obligations 123,812 126,474 Warrant liabilities, at fair value 24,597 65,287 Securities sold under agreements to repurchase 152,883 156,448 Other liabilities 37,853 38,790 Liabilities of consolidated entities: Notes payable, at fair value 207,978 — Warrant liabilities, at fair value 1,639 7,590 Other liabilities of consolidated entities 14,791 10,817 Total Liabilities 976,957 1,014,972 Commitments and Contingencies Redeemable Noncontrolling Interests of Consolidated Entities 235,918 234,600 Shareholders’ Equity Class A Shares, par value $0.01 per share, 100,000,000 shares authorized; 26,612,372 and 25,668,987 shares issued and 24,034,767 and 25,668,987 shares outstanding as of September 30, 2022 and December 31, 2021, respectively 240 257 Class B Shares, par value $0.01 per share, 75,000,000 shares authorized; 33,569,188 and 33,613,023 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively 336 336 Treasury stock, at cost; 2,577,605 and 0 as of September 30, 2022 and December 31, 2021, respectively (28,232) — Additional paid-in capital 237,940 184,691 Accumulated deficit (277,292) (253,521) Accumulated other comprehensive (loss) income (3,355) 51 Shareholders’ deficit attributable to Class A Shareholders (70,363) (68,186) Shareholders’ equity attributable to noncontrolling interests 444,560 446,469 Total Shareholders’ Equity 374,197 378,283 Total Liabilities and Shareholders’ Equity 1,587,072 1,627,855 GAAP Consolidated Balance Sheets - Unaudited

|22 Three Months Ended September 30, Nine Months Ended September 30, (dollars in thousands, except per share amounts) 2022 2021 2022 2021 Revenues Management fees $ 66,236 $ 76,820 $ 211,443 $ 227,391 Incentive income 7,566 27,031 73,788 134,379 Other revenues 3,576 1,786 8,526 5,145 Income of consolidated entities 1,453 — 1,603 3 Total Revenues 78,831 105,637 295,360 366,918 Expenses Compensation and benefits 67,130 53,078 224,658 201,759 Interest expense 3,876 3,277 10,588 12,280 General, administrative and other 28,290 39,672 82,031 92,070 Expenses of consolidated entities 1,031 — 2,943 2 Total Expenses 100,327 96,027 320,220 306,111 Other Loss Changes in fair value of warrant liabilities (2,386) (12,710) 40,690 (50,885) Changes in tax receivable agreement liability (14) (39) 206 (18) Net losses on retirement of debt — — — (30,198) Net (losses) gains on investments (2,989) 5,068 (39,171) 16,685 Net losses of consolidated entities (3,498) — (5,792) — Total Other Loss (8,887) (7,681) (4,067) (64,416) (Loss) Income Before Income Taxes (30,383) 1,929 (28,927) (3,609) Income taxes 227 8,653 (720) 19,985 Consolidated Net Loss (30,610) (6,724) (28,207) (23,594) Less: Net loss attributable to noncontrolling interests 9,410 2,386 15,837 20,777 Less: Net income attributable to redeemable noncontrolling interests (1,492) — (5,257) — Net Loss Attributable to Sculptor Capital Management, Inc. (22,692) (4,338) (17,627) (2,817) Change in redemption value of redeemable noncontrolling interests 174 — 3,939 — Net Loss Attributable to Class A Shareholders (22,518) (4,338) (13,688) (2,817) Loss per Class A Share Loss per Class A Share - basic $ (0.91) $ (0.17) $ (0.53) $ (0.11) Loss per Class A Share - diluted $ (0.91) $ (0.17) $ (1.79) $ (0.50) Weighted-average Class A Shares outstanding - basic 24,772,098 25,334,903 25,620,996 24,743,527 Weighted-average Class A Shares outstanding - diluted 24,772,098 25,334,903 26,818,176 40,763,033 GAAP Consolidated Statements of Operations - Unaudited

|23 Three Months Ended September 30, Nine Months Ended September 30, (dollars in thousands) 2022 2021 2022 2021 Consolidated net loss $ (30,610) $ (6,724) $ (28,207) $ (23,594) Other Comprehensive Loss, Net of Tax Other comprehensive loss – currency translation adjustment (1,430) (565) (3,406) (1,248) Comprehensive Loss (32,040) (7,289) (31,613) (24,842) Less: Comprehensive loss attributable to noncontrolling interests 9,410 2,678 15,837 21,439 Less: Comprehensive income attributable to redeemable noncontrolling interests (1,492) — (5,257) — Comprehensive Loss Attributable to Sculptor Capital Management, Inc. (24,122) (4,611) (21,033) (3,403) GAAP Consolidated Statements of Comprehensive Loss - Unaudited

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited

(dollars in thousands, except per share amounts)	3Q '22	2Q '22	3Q '21	YTD '22	YTD '21
Net Loss Income Attributable to Class A Shareholders—GAAP	$ (22,518)	$ (8,052)	$ (4,338)	$ (13,688)	$ (2,817)
Change in redemption value of redeemable noncontrolling interests	(174)	(697)	—	(3,939)	—
Net Loss Allocated to Sculptor Capital Management, Inc.—GAAP	$ (22,692)	$ (8,749)	$ (4,338)	$ (17,627)	$ (2,817)
Equity-based compensation, net of RSUs settled in cash	21,017	20,804	11,170	64,558	53,394
Deferred cash compensation	5,240	7,730	6,493	21,550	21,230
Incentive income profit sharing	(62)	(6,802)	970	407	4,367
2020 Term Loan non-cash discount accretion	263	254	239	763	1,024
Depreciation, amortization and net gains and losses on fixed assets	1,117	1,304	4,130	3,815	7,439
Changes in fair value of warrant liabilities	2,386	(18,740)	12,710	(40,690)	50,885
Changes in tax receivable agreement liability	14	(227)	39	(206)	18
Net losses on retirement of debt	—	—	—	—	30,198
Net losses (gains) on investments	2,989	30,838	(5,068)	39,171	(16,685)
Impairment of right-of-use asset	—	—	11,240	—	11,240
Other adjustments	90	—	197	(60)	596
Income taxes	227	(7,914)	8,653	(720)	19,985
Net (loss) income allocated to noncontrolling interests	(9,410)	5,579	(2,386)	(15,837)	(20,777)
Net income attributable to redeemable noncontrolling interests	1,492	697	—	5,257	—
Consolidated entities related items:					
Income of consolidated entities	(1,453)	(311)	—	(1,603)	(3)
Expenses of consolidated entities	1,031	1,668	—	2,943	2
Net losses of consolidated entities	3,498	6,434	—	5,792	—
Economic Income—Non-GAAP	$ **5,747**	$ **32,565**	$ **44,049**	$ **67,513**	$ **160,096**
Payable for taxes and tax receivable agreement—Non-GAAP	(5,129)	(493)	(8,776)	(5,648)	(20,971)
Distributable Earnings—Non-GAAP	$ **618**	$ **32,072**	$ **35,273**	$ **61,865**	$ **139,125**
Weighted-average Class A Shares outstanding	24,772,098	25,514,364	25,334,903	25,620,996	24,743,527
Weighted-average Partner Units	28,035,152	28,035,152	29,028,658	28,035,151	29,029,879
Weighted-average Class A Restricted Share Units (RSUs)	2,565,485	2,605,627	3,289,109	2,560,287	3,463,072
Weighted-average Restricted Class A Shares[1]	1,591,507	1,575,134	—	1,406,538	—
Weighted-average warrants[2]	486,167	1,051,428	2,876,534	1,397,303	2,711,763
Weighted-Average Fully Diluted Shares	**57,450,409**	**58,781,705**	**60,529,204**	**59,020,275**	**59,948,241**
Distributable Earnings Per Fully Diluted Share—Non-GAAP	$ **0.01**	$ **0.55**	$ **0.58**	$ **1.05**	$ **2.32**

[1] Represents Restricted Class A Shares ("RSAs") with service based vesting condition
[2] Weighted-average warrants are determined under a treasury stock method.

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Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (contd.)

(dollars in thousands)	3Q '22	2Q '22	3Q '21	YTD '22	YTD '21
Management fees—GAAP	$ 66,236	$ 71,770	$ 76,820	$ 211,443	$ 227,391
Adjustment to management fees[1]	(5,011)	(5,457)	(5,145)	(16,148)	(15,743)
Management Fees—Economic Income Basis—Non-GAAP	**61,225**	**66,313**	**71,675**	**195,295**	**211,648**
Incentive income—GAAP	7,566	44,580	27,031	73,788	134,379
Adjustment to incentive income[2]	—	—	—	(73)	1
Incentive Income—Economic Income Basis—Non-GAAP	**7,566**	**44,580**	**27,031**	**73,715**	**134,380**
Other revenues—GAAP	3,576	2,520	1,786	8,526	5,145
Adjustment to other revenues[3]	(917)	(916)	—	(2,823)	—
Other Revenues—Economic Income Basis—Non-GAAP	**2,659**	**1,604**	**1,786**	**5,703**	**5,145**
Total Revenues—Economic Income Basis—Non-GAAP	**$ 71,450**	**$ 112,497**	**$ 100,492**	**$ 274,713**	**$ 351,173**
Compensation and benefits—GAAP	$ 67,130	$ 79,743	$ 53,078	$ 224,658	$ 201,759
Adjustment to compensation and benefits[4]	(26,195)	(21,732)	(18,633)	(86,515)	(78,991)
Compensation and Benefits—Economic Income Basis—Non-GAAP	**40,935**	**58,011**	**34,445**	**138,143**	**122,768**
Interest expense—GAAP	$ 3,876	$ 3,427	$ 3,277	$ 10,588	$ 12,280
Adjustment to interest expense[5]	(263)	(254)	(239)	(763)	(1,024)
Interest Expense—Economic Income Basis—Non-GAAP	**3,613**	**3,173**	**3,038**	**9,825**	**11,256**
General, administrative and other expenses—GAAP	$ 28,290	$ 26,425	$ 39,672	$ 82,031	$ 92,070
Adjustment to general, administrative and other expenses[6]	(7,043)	(7,767)	(20,712)	(22,799)	(35,017)
General, administrative and other expenses—Economic Income Basis—Non-GAAP	**$ 21,247**	**$ 18,658**	**$ 18,960**	**$ 59,232**	**$ 57,053**
Total Expenses—Economic Income Basis—Non-GAAP	**$ 65,795**	**$ 79,842**	**$ 56,443**	**$ 207,200**	**$ 191,077**

Please see page 30 of this press release for important information related to the footnotes referenced in this section.

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Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (contd.)

(dollars in thousands)	9/30/2022	6/30/2022	9/30/2021	12/31/2021
Cash and cash equivalents—GAAP	$ 170,304	$ 192,578	$ 143,005	$ 170,781
U.S. government obligations, at fair value—GAAP	79,283	14,784	241,570	205,400
Cash, Cash Equivalents and Long-Term U.S. Government Obligations—Non-GAAP	**$ 249,587**	**$ 207,362**	**$ 384,575**	**$ 376,181**
Investments in funds —GAAP	$ 93,408	$ 118,578	$ 161,235	$ 158,712
Redemption receivable[7]	29,099	32,118	—	—
Investments in funds eliminated in consolidation	113,917	118,928	—	—
Employee-related investments[8]	(79,226)	(75,866)	(75,176)	(75,341)
Investments in Funds, Excluding Employee-Related Investments—Non-GAAP	**$ 157,198**	**$ 193,758**	**$ 86,059**	**$ 83,371**
Investments in CLOs, at fair value—GAAP	$ 189,214	$ 203,631	$ 216,536	$ 219,510
Financing related to investments in CLOs, at fair value[9]	(195,098)	(205,586)	(199,590)	(202,702)
Investments in CLOs, net of Financing—Non-GAAP	**$ (5,884)**	**$ (1,955)**	**$ 16,946**	**$ 16,808**
Summary Assets—Non-GAAP	**$ 400,901**	**$ 399,165**	**$ 487,580**	**$ 476,360**
2020 Term Loan[10]	$ (95,000)	$ (95,000)	$ (95,000)	$ (95,000)
Summary Liabilities—Non-GAAP	**$ (95,000)**	**$ (95,000)**	**$ (95,000)**	**$ (95,000)**
Adjusted Net Assets—Non-GAAP	**$ 305,901**	**$ 304,165**	**$ 392,580**	**$ 381,360**

Please see page 30 of this press release for important information related to the footnotes referenced in this section.

26 | S

|27 Non-GAAP and Other Measures Accrued but Unrecognized Incentive Income (or "ABURI") is the amount of incentive income accrued at the fund level on our longer-term AUM that has not yet been recognized in our revenues. These amounts may ultimately not be recognized as revenue by us in the event of future losses in the respective funds. ABURI from longer-term AUM generally comprises the following: ▪Multi-strategy ABURI is derived from clients in the three-year liquidity tranche, where incentive income other than tax distributions will be recognized at the end of each client’s three-year period ▪ Opportunistic credit ABURI is derived from three sources: – Clients in the three-year and four-year liquidity tranches of an open-end opportunistic credit fund, where incentive income other than tax distributions will be recognized at the end of each client’s three-year or four-year period. – Long-dated closed-end opportunistic credit funds, where incentive income will be recognized during each fund’s harvest period after invested capital and a preferred return has been distributed to the clients, other than tax distributions. – The Customized Credit Focused Platform, where incentive income is recognized at the end of a multi-year term; previously crystallized on December 31, 2020, other than tax distributions. ▪ Real Estate ABURI is derived from long-dated real estate funds, where incentive income will start to be recognized following the completion of each fund’s investment period as investments are realized and after invested capital and a preferred return has been distributed to the clients other than tax distributions. ▪Certain ABURI amounts will generally have compensation expense (on an Economic Income Basis) that will reduce the amount ultimately realized on a net basis. Compensation expense relating to ABURI from our real estate funds is generally recognized at the same time the related incentive income revenue is recognized as the compensation is structured as carried interest in these vehicles. Compensation expense relating to ABURI generated from our multi-strategy funds and opportunistic credit funds is generally recognized in the fourth quarter of the year the underlying fund performance is generated which may not occur at the same time that the related revenues are generated. Adjusted Net Assets (or "ANA") include cash, cash equivalents and United States ("U.S.") government obligations, at fair value, investments in funds, including redemption receivable and excluding employee-related investments, and investment in CLOs, net of financing, reduced by principal outstanding of debt obligations. Management uses ANA as a measure of the Company’s net debt position to evaluate the Company’s liquidity and organizational health. Assets Under Management (or "AUM") refers to the assets for which we provide investment management, advisory or certain other investment-related services. Specifically: a. AUM for our multi-strategy and opportunistic credit funds is generally based on the net asset value of those funds plus any unfunded commitments, if applicable. AUM is reduced for unfunded commitments that will be funded through transfers from other funds. b. AUM for Institutional Credit Strategies is generally based on the amount of equity outstanding for CLOs and CBOs (during the warehouse period) and the par value of the collateral assets and cash held (after warehouse period). For aircraft securitization vehicles, AUM is based on the adjusted portfolio appraisal values for the aircraft collateral within the securitization. AUM is reduced for any investments in these CLOs and securitization vehicles held by our other funds. AUM also includes the net asset value of other investment vehicles within this strategy. c. AUM for our real estate funds is generally based on the amount of capital committed by our fund investors during the investment period and the amount of actual capital invested for periods following the investment period. AUM is reduced for unfunded commitments that will be funded through transfers from other funds. d. AUM for our special purpose acquisition company (“SPAC”) sponsored by us includes the proceeds raised in the initial public offering that are currently held in a trust for use in a business combination. AUM includes amounts that are not subject to management fees, incentive allocation or other amounts earned on AUM, including without limitation, investments by the Company, its executive managing directors, employees and certain other related parties. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions. Notes

|28 Notes (contd.) Non-GAAP and Other Measures (contd.) Fee Paying Assets Under Management (or "FP AUM") refers to the AUM on which we earn management fees and/or incentive income. Longer-term AUM (or "LT AUM") is defined as AUM from investors that are subject to commitment periods of three years or longer. Investors with longer-term assets under management may have less than three years remaining in their commitment period. Distributable Earnings is a non-GAAP measure of operating performance that equals Economic Income less amounts payable for taxes and tax receivable agreement and dividends accrued on the Preferred Units (whether paid or deferred). Economic Income excludes certain adjustments described further below that are required for presentation of the Company's results and financial positions on a GAAP basis. Payable for taxes and tax receivable agreement presents the total estimated GAAP provision for current corporate, local and foreign taxes payable, as well as the current payable under the Company’s tax receivable agreement, assuming that all Economic Income was allocated to Sculptor Capital Management, Inc., which would occur following the exchange of all interests held by current and former executive managing directors in the Sculptor Operating Group (collectively, "Partner Units") for Class A Shares. The current tax provision and current payable under the tax receivable agreement reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings, such as equity-based compensation expenses, legal settlements expenses, tax goodwill and various other items impacting the Company’s taxable income. Management believes that using the estimated current tax provision and current payable under the Company’s tax receivable agreement more accurately reflect earnings that are available to be distributed to shareholders. For purposes of calculating Distributable Earnings per Share, the Company assumes that all Partner Units and Class A Restricted Share Units ("RSUs"), except for RSUs that will be settled in cash, and Class A Restricted shares (“RSAs”), subject to service condition only, have been converted on a one-to-one basis into Class A Shares and warrants are included on a treasury stock basis (collectively, "Fully Diluted Shares"). As of September 30, 2022, there were 5,348,572 Group P Units, 3,598,928 RSAs subject to both market and service conditions, and 912,500 performance-based restricted share units ("PSUs") outstanding that were excluded from the Fully Diluted Shares. Group P Units, RSAs subject to both market and service conditions, and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units, RSAs subject to market condition, or PSUs in Fully Diluted Shares until such market-performance conditions are met. As of September 30, 2022, the market-performance conditions for outstanding instruments had not yet been met. These non-GAAP measures should not be considered as alternatives to the Net Loss Attributable to Class A Shareholders. You are encouraged to evaluate each of these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company's non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentations. The Company's non-GAAP measures may not be comparable to similarly titled measures used by other companies. Management uses Economic Income, Distributable Earnings, and Distributable Earnings per Share among other financial information, as the basis on which it evaluates the financial performance of the Company and makes operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company's Class A Shares and to the Company's executive managing directors. Management considers it important that investors review the same operating information that it uses. These measures are presented to provide a more comparable view of the Company's operating results year-over-year and the Company believes that providing these measures on a supplemental basis to the Company's GAAP results is helpful to shareholders in assessing the overall performance of the Company's business.

|29 Notes (contd.) Non-GAAP and Other Measures (contd.) Distribution Holiday refers to the distribution holiday (the “Distribution Holiday”) initiated by the Sculptor Operating Partnerships on the Group A Units, Group E Units and Group P Units and on certain RSUs and RSAs that will terminate on the earlier of (x) 45 days after the last day of the first calendar quarter as of which the achievement of $600.0 million of Distribution Holiday Economic Income is realized and (y) April 1, 2026. Holders of Group A Units, Group E Units and Group P Units and certain RSUs and RSAs, do not receive distributions during the Distribution Holiday.e award relates for Economic Income, rather than over the service period for GAAP. Distribution Holiday Economic Income is the cumulative amount of Economic Income earned since October 1, 2018, less any dividends paid to Class A Shareholders or on the now-retired Preferred Units. Distribution Holiday Economic Income is a non-GAAP measure that is defined in the agreements of limited partnership of the Sculptor Operating Partnerships and is being presented to provide an update on the progress made toward the $600.0 million target required to exit the Distribution Holiday. Economic Income is a measure of pre-tax operating performance that excludes the following from our results on a GAAP basis: • Equity-based compensation expenses, net of cash settled RSUs. When the number of RSUs to be settled in cash is discretionary at the time of the grant, then the fair value of RSUs that are settled in cash is included as an expense at the time of settlement. When the number of RSUs to be settled in cash is certain on the grant date, then the expense is recognized during the performance period to which the award relates. • Amounts related to non-cash interest expense accretion on term debt. Management excludes this non-cash expense from Economic Income, as it does not consider it to be reflective of our economic borrowing costs. • Depreciation and amortization expenses, changes in fair value of warrant liabilities, changes in the tax receivable agreement liability, net losses on retirement of debt, gains and losses on fixed assets, and gains and losses on investments in funds, as management does not consider these items to be reflective of operating performance. • Impairment of right-of-use lease assets is excluded from Economic Income at the time the impairment is recognized for GAAP and the impact is then amortized over the lease term for Economic Income, as management evaluates impairment expenses over the life of the related lease asset and considers the impairment charge to be nonrecurring in nature. Additionally, rent expense is offset by subrental income as management evaluates rent expenses on a net basis. • Income allocations to our executive managing directors on their direct interests in the Sculptor Operating Group. Management reviews operating performance at the Sculptor Operating Group level, where our operations are performed, prior to making any income allocations. • Net income (loss) attributable to redeemable noncontrolling interests, which relates to our consolidated SPAC, is also eliminated as management does not consider this to be reflective of operating performance. • Amounts related to the consolidated entities, as management does not consider these amounts to be representative of our core operating performance. We also exclude the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total AUM and fund performance. Additionally, management fees are presented net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. Expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the compensation expense related to these arrangements in relation to any incentive income earned from the relevant fund. Further, for Economic Income deferred cash compensation is expensed in full during the performance period to which the award relates, rather than over the service period for GAAP, as management views the compensation expense impact in relation to the performance period. As a result of the adjustments described above, management fees, incentive income, other revenues, compensation and benefits, interest expense, general, administrative and other expenses, net income (loss) attributable to noncontrolling interests and net income (loss) attributable to redeemable noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures. Our non-GAAP financial measures should not be considered alternatives to our GAAP net income allocated to Class A Shareholders or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies.

|30 Footnotes to Non-GAAP Reconciliations: (1) Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. (2) Adjustment to exclude the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total AUM and fund performance. (3) Adjustment to offset rent expense by subrental income as management evaluates rent expense on a net basis. (4) Adjustment to exclude equity-based compensation, net of cash settled RSUs. When the number of RSUs to be settled in cash is discretionary at the time of the grant, then the fair value of RSUs that are settled in cash is included as an expense at the time of settlement. When the number of RSUs to be settled in cash is certain on the grant date, then the expense is recognized during the performance period to which the award relates. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned from the relevant fund. For Economic income deferred cash compensation is expensed in full during the performance period to which the award relates to, rather than over the service period for GAAP as management views the compensation expense impact in relation to the performance period. (5) Adjustment to exclude amounts related to non-cash interest expense accretion on debt. The 2020 Term Loan and the Debt Securities, which were issued in connection with the Recapitalization, were each recognized at a significant discount, as proceeds from each borrowing were allocated to warrant liabilities and the 2019 Preferred Units, respectively, resulting in non-cash accretion to par over time through interest expense for GAAP. The Debt Securities and the 2019 Preferred Units were fully redeemed in 2020. Management excludes this non-cash expense from Economic Income, as it does not consider it to be reflective of our economic borrowing costs. (6) Adjustment to exclude depreciation, amortization, and losses on fixed assets, as management does not consider these items to be reflective of our operating performance. Impairment of right-of-use lease assets is excluded from Economic Income at the time the impairment is recognized for GAAP and the impact is then amortized over the lease term for Economic Income, as management evaluates impairment expenses over the life of the related lease asset and considers the impairment charge to be nonrecurring in nature. Additionally, rent expense is offset by subrental income as management evaluates rent expenses on a net basis. Further, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense. (7) Adjustment to include short-term receivables from funds included within other assets on the GAAP balance sheet for which the Company has redeemed its investment and will receive cash as management considers these items to be reflective of our Adjusted Net Assets. (8) Adjustment to exclude investments in funds made on behalf of certain employees and executive managing directors, including deferred compensation arrangements as management does not consider these items to be reflective of our Adjusted Net Assets. (9) Adjustment to reduce the investments in CLOs by related financing, including CLO investments loans and principal outstanding on securities sold under agreements to repurchase as management evaluates these investments on a net basis. (10) Represents principal outstanding of the debt obligations as management evaluates these obligations on a gross basis for liquidity needs. Notes (contd.)

|31 Footnotes to Fund Information (a) Past performance is not indicative of future results. The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees of such feeder funds and master funds and incentive income allocated to the general partner of the funds, and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income allocated to the general partner of the funds. Return information that includes investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or should be held until the resolution of a special event or circumstance ("Special Investments") excludes incentive income allocated to the general partner of the funds on unrealized gains attributable to such investments, which could reduce returns on these investments at the time of realization. Special Investments and initial public offering investments are not allocated to all investors in the funds, and investors that were not allocated Special Investments and initial public offering investments may experience materially different returns. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. (b) The returns for the Sculptor Credit Opportunities Master Fund exclude Special Investments. Special Investments in the Sculptor Credit Opportunities Master Fund are held by investors representing a small percentage of AUM in the fund. Inclusive of these Special Investments, the returns of the Sculptor Credit Opportunities Master Fund for nine months ended September 30, 2022 were -3.3% gross and -3.9% net, for year ended December 31, 2021 were 22.3% gross and 17.3%, for nine months ended September 30, 2021 were 18.3% gross and 14.5% net, and annualized since inception through September 30, 2022 were 12.5% gross and 8.8% net. The annualized returns since inception are those of the Sculptor Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company's broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company's investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, and the returns include the reinvestment of all dividends and other income. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Sculptor Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company's investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. The returns for the Sculptor Master Fund exclude Special Investments. Special Investments in the Sculptor Master Fund are held by investors representing a small percentage of AUM in the fund. Inclusive of these Special Investments, the returns of the Sculptor Master Fund for nine months ended September 30, 2022 were -13.3% gross and -14.2% net, for year ended December 31, 2021 were 8.5% gross and 5.7% net, for nine months ended September 30, 2021 were 10.9% gross and 7.9% net, and annualized since inception through September 30, 2022 were 15.2% gross and 10.4% net. As of September 30, 2022, the annualized returns since the Sculptor Master Fund’s inception on January 1, 1998 were 12.3% gross and 8.1% net excluding Special Investments and 12.0% gross and 7.9% net inclusive of Special Investments. (c) Source: Bloomberg, HFRX. The comparison shows the returns of the ICE BofAML Global High Yield Index (HW00) and HFRX Fixed Income Credit Index (HFRXFIC) (the “Broader Market Indices”) against Sculptor Credit Opportunities Master Fund. The HFRXFIC returns are presented net of fees of the constituent funds. The comparisons are intended solely for illustrative purposes to show a historical comparison of the Sculptor Credit Opportunities Master Fund to the broader credit markets, as represented by the Broader Market Indices, and should not be considered as an indication of how Sculptor Credit Opportunities Master Fund will perform relative to the Index in the future. There can be no assurance any such trends would persist in the future. Assets and securities contained within the Broader Market Indices are different than the assets held in Sculptor Credit Opportunities Master Fund and will therefore have different risk and reward profiles. Notes (contd.)

|32 Footnotes to Fund Information (d) The annualized returns since inception are those of the Sculptor Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company's broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company's investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, and the returns include the reinvestment of all dividends and other income. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Sculptor Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company's investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. The returns for the Sculptor Master Fund exclude Special Investments. Special Investments in the Sculptor Master Fund are held by investors representing a small percentage of AUM in the fund. Inclusive of these Special Investments, the returns of the Sculptor Master Fund for nine months ended September 30, 2022 were -13.3% gross and -14.2% net, for year ended December 31, 2021 were 8.5% gross and 5.7% net, for nine months ended September 30, 2021 were 10.9% gross and 7.9% net, and annualized since inception through September 30, 2022 were 15.2% gross and 10.4% net. As of September 30, 2022, the annualized returns since the Sculptor Master Fund’s inception on January 1, 1998 were 12.3% gross and 8.1% net excluding Special Investments and 12.0% gross and 7.9% net inclusive of Special Investments. Sharpe Ratio is a measure of the risk-adjusted return of the Fund, or benchmark, as applicable. The Sharpe Ratio is calculated by subtracting the annualized risk-free rate from the annualized portfolio return, and dividing that amount by the standard deviation of the portfolio's monthly returns in excess of the risk-free rate. The risk-free rate of return used in computing the Sharpe Ratio is the 1-month LIBOR compounded monthly throughout the periods presented. (e) Source: Bloomberg, HFRI. The comparison shows the returns of the MSCI World Gross Local Index (GDDLWI Index), the Balanced US 60/40 Index (VBINX US Equity) and the HFRI Fund Weighted Composite Index (HFRIFWI Index (the “Broader Market Indices”) against the Multi-Strategy Composite. The HFRIFWI returns are presented net of fees of the constituent funds. This comparison is intended solely for illustrative purposes to show a historical comparison of the Master Fund Composite to the broader markets, as represented by the Broader Market Indices, and should not be considered as an indication of how Sculptor Master Fund or the Feeder Funds will perform relative to the Broader Market Indices in the future. There can be no assurance any such trends would persist in the future. Assets and securities contained within the Broader Market Indices are different than the assets held in the Master Fund Composite and will therefore have different risk and reward profiles. (f) Gross IRR for the Company's real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of September 30, 2022, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income allocated to the general partner of the fund or other fees or expenses to be paid by the fund, which would reduce the return. (g) Net IRR is calculated as described in footnotes (f) and (l), but is reduced by management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income allocated to the general partner of the fund, which will be payable upon the distribution of each fund's capital in accordance with the terms of the relevant fund. Accrued incentive income allocated to the general partner of the fund may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor. (h) Includes transfers between Sculptor funds. (i) Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income allocated to the general partner of the fund on unrealized Special Investments), and includes the reinvestment of all dividends and other income. Management fees and incentive income allocated to the general partner of the fund vary by product. Notes (contd.)

|33 Footnotes to Fund Information (j) Includes the effects of changes in the par value of the underlying collateral of the CLOs, foreign currency translation changes in the measurement of AUM of our European CLOs and other funds, and changes in the portfolio appraisal value for aircraft securitization vehicles. For FP AUM, this also includes movements in or out of FP AUM. (k) Represents funded capital commitments net of recallable distribution to investors. (l) Gross internal rate of return ("IRR") for the Company's closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of September 30, 2022, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income allocated to the general partner of the fund, which would reduce the return, and includes the reinvestment of all fund income. (m) Gross multiple of invested capital ("MOIC") for the Company's closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income allocated to the general partner of the fund, life-to-date incentive income allocated to the general partner of the fund and management fees paid and any non-recallable distributions made from the fund by the invested capital. (n) These funds have concluded their investment periods, and therefore the Company expects AUM for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds. (o) An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital. (p) Invested capital represents total aggregate contributions made for investments by the fund. (q) Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of September 30, 2022. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly the total value ultimately realized will likely be higher or lower than the amounts presented as of September 30, 2022. (r) Gross MOIC for the Company's real estate funds is calculated by dividing the value of a fund's investments by the invested capital, prior to adjustments for incentive income allocated to the general partner of the fund, management fees or other expenses to be paid by the fund. (s) This fund has invested less than half of its committed capital or is in the first year of deployment; therefore, IRR and MOIC information is not presented, as it is not meaningful. (t)Customized Credit Focused Platform - Footnotes Weighted Average Returns: Weighted Average Returns reflect the total profit & loss divided by the weighted average capital base for the period. Gross IRR represents estimated, unaudited, annualized pre-tax returns based on the timing of cash inflows and outflows from contributions into and distributions from the Platform to its fee paying investors (excluding management fees incurred by the Platform and incentive income allocated to the general partner of the fund). Net IRR is the gross IRR adjusted to reflect actual management fees incurred by the Platform and incentive income allocated to the general partner of the fund. Net Invested Capital Multiple: Given the Platform has an active liquid investment program, a key element of which includes ramping up and ramping down depending on market conditions - much of which has recently been deployed - this is a multiple measuring the current net asset value over the Net Invested Capital, where Net Invested Capital represents cumulative contributions less cumulative distributions. Notes (contd.)